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                                                                     Exhibit 4.4

                             REGISTRATION AGREEMENT

                  THIS REGISTRATION AGREEMENT is made as of March 21, 2002 among Loews Cineplex Entertainment Corporation, a Delaware corporation (the "COMPANY"), OCM Cinema Holdings, LLC ("OAKTREE"), and 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada ("ONEX"). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 9 hereof.

                  The Company, Onex and Oaktree are also each party to a Stockholders Agreement (as amended from time to time, the "STOCKHOLDERS AGREEMENT"), dated the date hereof, which provides certain restrictions on the ability of the Onex Group and the Oaktree Group to transfer the Class A Shares and Class B Shares and other equity securities of the Company held by them, and contains certain agreements concerning the governance of the Company. In order to induce Oaktree and Onex to enter into the Stockholders Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       Demand Registrations.

                           (a)      Requests for Registration.

                                    (i) Subject to Sections 1(b) and 1(c), and
to Section 1(a)(ii), at any time at least six months after the consummation of an Initial Public Offering, one or more members of the Oaktree Group or one or more members of the Onex Group, may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Persons other than members of the Onex Group and members of the Oaktree Group that become party to this Agreement as contemplated by Section 10(d) shall not be entitled to request any Long-Form Registrations, but rather shall only be entitled to request Demand Registrations that are Short-Form Registrations. Any request for a Demand Registration by one or more members of the Oaktree Group shall be made by (and may be withdrawn only by) Oaktree, and shall specify the members of the Oaktree Group to which the request relates and the number of Registrable Securities of each member of the Oaktree Group covered by such request. Any request for a Demand Registration by one or more members of the Onex Group shall be made by (and may be withdrawn only by) Onex, and shall specify the members of the Onex Group to which the request relates and the number of Registrable Securities of each such member of the Onex Group covered by such request. Each request for a Demand Registration shall specify whether or not it is intended that such registration will be underwritten. Within 10 days after receipt of any such request, the Company will give notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d), will include in such registration all
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Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. In the event the registration is to be underwritten, the right of any such other holders of Registrable Securities to participate therein shall be conditioned upon their participation in such underwriting, as provided in
Section 7. All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations."

                                    (ii) If the Company has not completed an
Initial Public Offering on or prior to the third anniversary of the date of this Agreement, then from and after such third anniversary date, Oaktree on behalf of the members of the Oaktree Group shall be entitled to request a Demand Registration (any such request, an "IPO DEMAND REGISTRATION"); provided, that if within the 15-day period following receipt of an IPO Demand Registration the Company gives a written notice to Oaktree informing it that the Board of Directors of the Company has determined to initiate an Initial Public Offering (an "IPO NOTICE"), then the IPO Demand Registration shall be suspended until the six-month anniversary of the date of the IPO Notice. If Oaktree delivers an IPO Demand Registration, and after delivering a timely IPO Notice the Company completes an Initial Public Offering on or before the six-month anniversary of the date of delivery of the IPO Notice, then Oaktree's IPO Demand Registration shall automatically be deemed to have been withdrawn, and shall not count as one of the Oaktree Group's permitted Long-Form Registrations. If the Company delivers an IPO Notice but fails to complete an Initial Public Offering on or prior to the six-month anniversary of the date of delivery of its IPO Notice, then on the day following the six-month anniversary of the date of the Company's IPO Notice, Oaktree's request for an IPO Demand Registration shall be deemed to be automatically reinstated (unless previously withdrawn by notice in writing by Oaktree to the Company).

                           (b) Long-Form Registrations. Subject to Section
1(a)(ii), the members of the Onex Group, in the aggregate, and the members of the Oaktree Group, in the aggregate, will each be entitled to request two Long-Form Registrations. A registration will not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of, or (subject to Section 1(e)) because it is withdrawn at the request of, the holders requesting such registration, and such holders do not agree to bear all Registration Expenses in connection therewith). All Long-Form Registrations shall be underwritten registrations.

                           (c) Short-Form Registrations. In addition to the
Long-Form Registrations provided pursuant to Section 1(b), members of the Onex Group and members of the Oaktree Group and any other holder of Registrable Securities will be each entitled to request an unlimited number of Short-Form Registrations; provided, however, that the aggregate number of Registrable Securities for which any such Short-Form Registration has been requested must have a reasonably anticipated price to the public of at least $5 million. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration statement. After the Company has been subject to the reporting requirements of the Securities Exchange Act for at least 12 months, the Company will use its reasonable best efforts to remain eligible to use Short-Form Registrations for the sale of Registrable Securities.

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                           (d) Priority on Demand Registrations. The Company
will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the party requesting the Demand Registration (which shall be Oaktree, in the case of a Demand Registration requested by the Oaktree Group and Onex, in the case of a Demand Registration requested by the Onex Group). If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included (whether upon exercise of a Demand Registration right or upon exercise of the right to participate in such a Demand Registration), if any, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including the price per share), pro rata among the respective holders thereof on the basis of the number of Registrable Securities requested to be included by each such holder.

                           (e) Restrictions on Demand Registrations. The Company
will not be obligated to effect any Demand Registration within six months after the effective date of (i) a Demand Registration or (ii) a registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 2 and all Registrable Securities requested to be registered by such holders were registered in connection with the exercise of the piggyback rights. The Company may postpone for up to three months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors of the Company determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing transaction, public offering of securities, acquisition of assets or any merger, reorganization, consolidation, tender offer or similar transaction or in the event of material corporate development (a "VALID BUSINESS REASON"); provided, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request, the Company will pay all Registration Expenses in connection with such registration and, if such request is for a Long-Form Registration and is withdrawn, such Long-Form Registration will not count as one of the permitted Long-Form Registrations hereunder. The Company shall give written notice to the holders of Registrable Securities requesting a Demand Registration of its determination to postpone the filing or effectiveness of a registration statement for such Demand Registration as permitted herein, promptly following such determination. Thereafter, the Company shall give prompt written notice to the holders of Registrable Securities requesting a Demand Registration, at such time as the Valid Business Reason for such postponement of the filing or effectiveness of such registration statement no longer exists. Notwithstanding anything to the contrary contained herein, the Company may not postpone the filing or effectiveness of a registration statement under this Section 1(e) more than once in any twelve 12 month period.

                           (f) Selection of Underwriters. The party requesting a
Demand Registration (which shall be Oaktree, in the case of a Demand Registration requested by the Oaktree Group and Onex, in the case of a Demand Registration requested by the Onex Group)

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will have the right to select the managing underwriter for the offering, subject to the Company's approval, which will not be unreasonably withheld.

                           (g) Expenses of Demand Registration. The Company will
pay all Registration Expenses of a Demand Registration, whether or not it becomes effective, absent an agreement of the type referred to in the penultimate sentence of Section 1(b).

                  2.       Piggyback Registrations.

                           (a) Right to Piggyback. Whenever the Company proposes
to register any of its securities under the Securities Act (including secondary registrations on behalf of the holders of its securities other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities for sale by selling stockholders (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests (including the intended method of distribution of Registrable Securities by such requesting holders) for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding anything to the contrary herein, the piggyback registration rights provided under Section 2 shall not be available in connection with an Initial Public Offering (including, without limitation, an Initial Public Offering effected by the Company following its delivery of an IPO Notice under
Section 1(a)(ii)) or in connection with registrations by the Company for its own account (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates, or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction.

                           (b) Expenses of Piggyback Registration. The Company
will pay all Registration Expenses of a Piggyback Registration, whether or not it becomes effective.

                           (c) Priority on Primary Piggyback Registrations. If a
Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (including the price per share), the Company will include in such registration (i) FIRST, the securities the Company proposes to sell, (ii) SECOND, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included by each such holder, and (iii) THIRD, other securities requested to be included in such registration.

                           (d) Priority on Secondary Piggyback Registrations. If
a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (including the price per share), the Company will include in such registration
(i) FIRST, pro rata among the

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securities requested to be included therein by the holders requesting such registration and the other Registrable Securities requested to be included in such registration, on the basis of the number of securities requested to be included by each such holder, and (ii) SECOND, other securities requested to be included in such registration.

                  3.       Holdback Agreements.

                           (a) If (i) the Company files a registration statement
(other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan) with respect to shares of its capital stock or Common Stock Equivalents, and (ii) with reasonable prior notice, the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the holders of Registrable Securities in writing that a public sale or distribution of such Registrable Securities would materially adversely affect such offering (including the price per share) or the managing underwriter or underwriters (in the case of any underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the holders of Registrable Securities) that a public sale or distribution of such Registrable Securities would materially adversely impact such offering (including the price per share), then each holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities (including under Rule 144 under the Securities Act) beginning on the effective date of such registration statement and ending 90 days thereafter (180 days in the case of the Initial Public Offering). Each holder of Registrable Securities agrees to enter into customary "lock up" agreements reasonably acceptable to it in order to give effect to its agreements under this Section 3(a) in connection with any relevant offering; provided, that no Holder shall be required to enter into such "lock up" agreement unless and until each of the Company's executive officers and directors and each Person who holds in excess of 20% of the Company's outstanding capital stock (other than any such Person of the type of Person listed in paragraph (b)(1)(b)(ii)(A) through (J) of Rule 13d-1 under the Securities Exchange Act of 1934, as amended) execute a substantially equivalent "lock up" agreement. The Company shall not terminate any "lockup" agreement with a Person other than a Holder, or amend any "lock up" agreement with a Person other than a Holder in a manner that is favorable to such Person, unless each "lock up" agreement with a Holder is also terminated or (to the extent applicable) similarly amended.

                           (b) If and to the extent requested by an underwriter
in an underwritten Demand Registration, the Company shall not effect any public sale or distribution of its common stock or Common Stock Equivalents for a period beginning on the effective date of any registration statement relating to such Demand Registration and ending on the earlier of (i) the date on which all Registrable Securities registered on such registration statement are sold and
(ii) 90 days after the effective date of any such Demand Registration. Notwithstanding the foregoing, during such period, (x) the Company may grant stock options pursuant to the Company's stock option plans, (y) the Company may issue shares of its capital stock upon the exercise or conversion of Common Stock Equivalents and (z) the Company may engage in a merger, acquisition, exchange offer or other transaction of the type specified in Rule 145(a) under the Securities Act, and issue its Common Stock or Common Stock Equivalents under a registration on Form S-4 or other appropriate registration form in connection therewith.


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                  4. Registration Procedures. Whenever the holders of
Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                           (a) prepare and file with the Securities and Exchange
Commission a registration statement with respect to such Registrable Securities as soon as practicable after requested to do so by a holder and use its best efforts to cause such registration statement to become effective as soon as practicable (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each seller of Registrable Securities, each underwriter participating in any disposition pursuant to such registration and to the counsel selected by the holders of a majority of the Registrable Securities (including, if different, counsel to the holders of a majority of the Registrable Securities held by the Onex Group and counsel to the holders of a majority of the Registrable Securities held by the Oaktree Group) included in the registration, covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                           (b) prepare and file with the Securities and Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or, in the case of an underwritten registration, such lesser period as the managing underwriter shall reasonably require) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (c) furnish to each seller of Registrable Securities
such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits to such registration statement and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (d) register or qualify such Registrable Securities
under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                           (e) notify each seller in writing of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to

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make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (f) cause all such Registrable Securities to be
listed on a securities exchange, and if already listed at such time, to be listed on each securities exchange on which similar securities issued by the Company are then listed (or the NASDAQ Stock Market provided that the applicable listing requirements are satisfied);

                           (g) provide a transfer agent and registrar for all
such Registrable Securities by no later than the effective date of such registration statement;

                           (h) enter into such customary agreements (including
underwriting agreements in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (i) subject to receipt of such confidentiality
undertakings as the Company may reasonably require, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (j) otherwise use its best efforts to comply with all
applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (k) in the event of the issuance of any stop order
suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                           (l) use its best efforts to obtain comfort letters,
dated (i) the effective date of such registration statement, (ii) the date the Registrable Securities being sold are delivered to the underwriters, if any, for sale pursuant thereto and (iii) if required by the underwriters, if any, on or prior to the date of any preliminary prospectuses, from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and, if the Registrable Securities included in such

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registration statement constitute at least 10% of the securities covered by such registration statement, also covering such matters as the holders of a majority of the Registrable Securities being sold (including, if different, the holders of a majority of such Registrable Securities held by the Onex Group and a majority of such Registrable Securities held by the Oaktree Group), may reasonably request;

                           (m) use its best efforts to obtain a legal opinion of
the Company's outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of issuer's counsel;

                           (n) if requested by the managing underwriter or
underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold (including, if different, the holders of a majority of such Registrable Securities held by the Onex Group and a majority of such Registrable Securities held by the Oaktree Group), agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid thereof by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (o) cooperate with the selling holders of Registrable
Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends which are in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (p) use its best efforts to cause the Registrable
Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (q) keep the counsel of holders of Registrable
Securities advised in writing as to the initiation and progress of any registration hereunder;

                           (r) cooperate with each seller of Registrable
Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and


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                           (s) take all other steps reasonably necessary to
effect the registration of the Registrable Securities contemplated hereby.

                  5.       Registration Expenses.

                           (a) All expenses incident to the Company's
performance of, or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which shall be borne by the seller(s) of securities) and other Persons retained by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance or other premiums for insurance obtained in connection with any registration hereunder and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ Stock Market. The Company shall have no obligation to pay any transfer taxes associated with the disposition of Registrable Securities by a holder thereof.

                           (b) In connection with each Demand Registration the
Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of (i) one counsel chosen by the party or parties requesting such Demand Registration (which shall be Oaktree in the case of a Demand Registration requested by the Oaktree Group and Onex in the case of a Demand Registration requested by the Onex Group) and (ii) one counsel chosen by the holder or holders of a majority of the Registrable Securities included in such registration (which shall be Onex if the Onex Group constitutes the holder of such majority and Oaktree, if the Oaktree Group constitutes the holder of such majority) if the application of this clause
(b)(ii) would result in a party or parties entitled to choose counsel that is different from the party or parties requesting the Demand Registration.

                           (c) To the extent Registration Expenses are not
required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.       Indemnification.

                           (a) Indemnification by the Company. The Company
agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers,

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directors, agents and employees and each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and each such Person's officers, directors, agents and employees, against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, "LOSSES") caused by or arising out of any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal, state or common law applicable to the Company and relating to action required of, or inaction by the Company in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to at least the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                           (b) Indemnification by Holders of Registrable
Securities. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Section 1 or Section 2 hereof, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and each such Person's officers, directors, agents and employees, against any Losses caused by or arising out of any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which specifically states that it is for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                           (c) Indemnification Procedures. If any Person shall
be entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such indemnified party shall give prompt written notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees in writing to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnifying party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party such that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). Whether or not such defense is assumed by the indemnifying party, such indemnifying party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that may be made by or against the indemnified party, (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                           (d) Contribution. If the indemnification provided for
in this Section 6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a holder of Registrable Securities shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such holder from the sale of the Registrable Securities sold by such holder in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  7. Participation in Underwritten Registrations; Appointment of Representatives.

                           (a) No Person may participate in any registration
hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any overallotment or "green shoe" option requested by the managing underwriter(s)) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                           (b) Each Person that is participating in any
registration hereunder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e).

                           (c) Each member of the Oaktree Group hereby
irrevocably appoints Oaktree as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Oaktree Group by the provisions of this Agreement. Each notice given to Oaktree under this Agreement by the Company or any member of the Onex Group shall be deemed to have also been given to each Person who is at the time of such notice member of the Oaktree Group. In the event Agreement calls for Oaktree to deliver to the Company and/or any member(s) of the Onex Group a notice which sets forth an election of any member of the Oaktree Group or otherwise purports to deal with or bind any member of the Oaktree Group or any securities held thereby, the Company and/or such member(s) of the Onex Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Oaktree Group.

                           (d) Each member of the Onex Group hereby irrevocably
appoints Onex as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all determinations, and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Onex Group by the provisions of this Agreement. Each notice given to Onex under this Agreement by the Company or any member of the Oaktree Group shall be deemed to have also been given to each other Person who is at the time of such notice member of the Onex Group. In the event Agreement calls for Onex to deliver to the Company and/or any member(s) of the Oaktree Group a notice which sets forth an election of any member of the Onex Group or otherwise purports to deal with or bind any member of the Onex Group or any securities held thereby, the Company and/or such member(s) of the Oaktree Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Onex Group.

                  8. Current Public Information; Rule 144. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements.

                  9.       Definitions.

                           (a) "AFFILIATE" means, with respect to any Person,
any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                           (b) "AGREEMENT" means this Registration Agreement, as
the same may be amended, supplemented or otherwise modified from time to time.

                           (c) "CLASS A SHARES" means shares of the Company's
Class A Common Stock, par value $0.01 per share.

                           (d) "CLASS B SHARES" means shares of the Company's
Class B Common Stock, par value $0.01 per share.

                           (e) "COMMON STOCK EQUIVALENTS" has the meaning given
thereto in the Stockholders Agreement.

                           (f) "COMPANY" has the meaning given thereto in the
preamble to this Agreement.

                           (g) "CONTROL" (including with correlative meaning,
the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct of cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Onex Corporation shall be deemed to "Control" all Persons Controlled by Gerald W. Schwartz, as long as Mr. Schwartz Controls Onex.

                           (h) "DEMAND REGISTRATIONS" has the meaning given
thereto in Section 1(a)(i) of this Agreement.

                           (i) "INDEMNIFIED PARTY" has the meaning given thereto
in Section 6(c) of this Agreement.

                           (j) "INDEMNIFYING PARTY" has the meaning given
thereto in Section 6(c) of this Agreement.

                           (k) "INITIAL PUBLIC OFFERING" means the first firm
commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Class A Shares or other shares of the capital stock of the Company to the public.

                           (l) "IPO DEMAND REGISTRATION" has the meaning given
thereto in Section 1(a)(ii) of this Agreement.

                           (m) "IPO NOTICE" has the meaning given thereto in
Section 1(a)(ii) of this Agreement.

                           (n) "LONG-FORM REGISTRATIONS" has the meaning given
thereto in Section 1(a) of this Agreement.

                           (o) "LOSSES" has the meaning given therein in Section
6(a) of this Agreement.


                           (p) "OAKTREE" has the meaning given thereto in the
preamble to this Agreement.

                           (q) "OAKTREE GROUP" means, collectively, Oaktree and
any Affiliate of Oaktree that acquires Shares or Common Stock Equivalents and becomes a party to the Stockholders Agreement as required thereby.

                           (r) "ONEX" has the meaning given thereto in the
preamble to this Agreement.

                           (s) "ONEX GROUP" mean, collectively, Onex and any
Affiliate of Onex that acquires Shares or Common Stock Equivalents and becomes a party to the Stockholders Agreement as required thereby.

                           (t) "PERSON" shall be construed broadly, and shall
include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a trust, a joint venture, a joint stock company, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof, and any other entity of any nature whatsoever.

                           (u) "PIGGYBACK REGISTRATION" has the meaning given
thereto in Section 2(a) of this Agreement.

                           (v) "PUBLIC SALE" means any sale of the Company's
common stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                           (w) "REGISTRABLE SECURITIES" means if held by any
member of the Onex Group, any member of the Oaktree Group or any Person who becomes a party to this Agreement as contemplated by Section 10(d), (i) any Class A Shares (including Class A Shares issued or issuable upon conversion of Class B Shares (including Class B Shares underlying any Common Stock Equivalents) and upon the conversion of any other Common Stock Equivalents) and
(ii) all securities of the Company or any other Person acquired in respect of any such Class A Shares, whether by stock split, stock dividend or other distribution on such Class A Shares, or in connection with any exchange, merger, recapitalization, consolidation, reorganization or other transaction to which the Company is a party. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a Public Sale. Further, Registrable Securities shall cease to be Registrable Securities at any time the holder thereof is able to sell all of such holder's securities that would otherwise be Registrable Securities without restriction as to volume or manner of sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

                           (x) "REGISTRATION EXPENSES" has the meaning given
thereto in Section 5(a) of this Agreement

                           (y) "SECURITIES ACT" means the Securities Act of
1933, as amended, or any similar federal law then in force.

                           (z) "SECURITIES AND EXCHANGE COMMISSION" includes any
governmental body or agency succeeding to the functions thereof.

                           (aa) "SHARES" has the meaning given thereto in the
Stockholders Agreement.

                           (bb) "SHORT-FORM REGISTRATIONS" has the meaning given
thereto in Section 1(a) of this Agreement.

                           (cc) "STOCKHOLDERS AGREEMENT" has the meaning given
thereto in the paragraph following the preamble to this Agreement.

                           (dd) "SUBSIDIARY" means, with respect to any Person,
any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control a majority of the managers or general partners of such limited liability company, partnership, association or other business entity.

                  10.      Miscellaneous.

                           (a) No Inconsistent Agreements. The Company
represents and warrants that it has not as of the date hereof granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to Onex and Oaktree herein. The Company will not hereafter enter into any agreement with respect to its securities that could by its terms require the Company to breach this Agreement.

                           (b) Remedies. Each of the parties hereto acknowledges
and agrees that no remedy at law would be adequate in the event of any breach of this Agreement. Accordingly, in connection with any breach or anticipated breach of the provisions of this Agreement, each party hereto agrees that, in addition to any other remedy to which they may be entitled at law or in equity, the other parties hereto shall be entitled to injunctive relief or a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any such action or proceeding brought to enforce this Agreement that there exists and adequate remedy at law. Such remedies shall be cumulative and non-exclusive, and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

                           (c) Amendments and Waivers. This Agreement may be
amended only by a written agreement duly executed on behalf of the Company, Onex, and Oaktree each other party to this Agreement (other than the Company) that is not a member of the Onex Group or the Oaktree Group. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver (which may be Onex, in the case of any member of the Onex Group, and which may be Oaktree, in the case of any member of the Oaktree Group). The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to, or shall constitute a waiver of any other term or condition hereof (whether or not similar). Notwithstanding the foregoing, (i) any Person who becomes a member of the Onex Group or the Oaktree Group following the date of this Agreement shall, without the consent of the Company, Onex and Oaktree, be permitted to join in and become a party to this Agreement in such capacity; provided, that such Person executes a written agreement reasonably satisfactory to the Company and to Onex (in the case of members of the Oaktree Group) or Oaktree (in the case of members of the Onex Group) agreeing to become a party hereto and to be bound by the terms, conditions, obligations and restrictions set forth herein and (ii) the consent of the Company, Onex and Oaktree shall not be required for any Person to join in and become a party to this Agreement in the manner contemplated by Section 10(d) below.

                           (d) Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, assigns, heirs and administrators; provided, that this Agreement and the registration rights provided hereunder may not be assigned or assumed (including by operation of law or sale or other transfer of Registrable Securities) except as and to the extent expressly provided herein. In the event that any Person other than a member of the Onex Group or a member of the Oaktree Group becomes the holder of Shares or Common Stock Equivalents in a transaction in which all applicable requirements of the Stockholders Agreement have been duly complied with and the transferor is a party to this Agreement and notifies the Company in writing that such Person is to have registration rights hereunder, then such Person shall be entitled to join in and become a party to this Agreement; provided, that such Person shall, as a condition to such joinder, execute and deliver to the Company, Onex and Oaktree, a written agreement in substantially the form attached as EXHIBIT A hereto, under which such Person agrees to join in and become a party to this Agreement and to be bound by each of the terms, conditions, restrictions and obligations hereunder, and enjoy the registration rights provided herein.

                           (e) Severability. It is the desire and intent of the
parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                           (f) Counterparts; Facsimile Signatures. This
Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

                           (g) Descriptive Headings. The descriptive headings of
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                           (h) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                           (i) Consent to Jurisdiction. Each party irrevocably
submits to the non-exclusive jurisdiction of (i) the courts of the State of Delaware, and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. Each party that at any time after the date hereof is not a resident of the State of Delaware or does not maintain an agent for service of process in the State of Delaware hereby irrevocably designates, appoints and empowers The Corporation Trust Company, having its address at the date hereof at 1209 Orange Street, Wilmington, Delaware (New Castle County) U.S.A., as its agent for service of process to receive for and on its behalf service of process in the State of Delaware in any legal action, suit or proceeding with respect to this Agreement. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by such process agent and the person commencing such proceeding to the relevant party at its address specified in Section 8.7 of the Stockholders Agreement, but the failure of the relevant party to receive such copy shall not affect in any way the service of such process as aforesaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the courts of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           (j) Notices. All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing, and shall be given or delivered in the manner and to the Persons set forth in the Stockholders Agreement. Any such notices, demands or other communications shall be deemed to have been duly given or delivered at the times determined under of the Stockholders Agreement.

                           (k) Entire Agreement. This Agreement sets forth and
constitutes the complete and entire understanding of the parties hereto with respect to its subject matter and supersedes any an all prior written or oral agreements, discussions, negotiations, understandings, arrangements or undertakings among the parties with respect to such subject matter.

                           (l) Recapitalizations, Exchanges, etc. The provisions
of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock (as defined in the Stockholders Agreement) and
(ii) any and all shares of common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring with respect to the Common Stock after the date hereof. If as a result of any merger, consolidation, sale of assets or other transaction involving the Company, the holders of Registrable Securities hereunder would hold Registrable Securities of a successor or assign of the Company, then the Company shall cause any such successor or assign of the Company to enter into a new registration rights with the holders of Registrable Securities hereunder covering such Registrable Securities of such successor or assign of the Company, which agreement shall provide for registration rights, taken as a whole, that are no less favorable than the registration rights provided in this Agreement,

                           (m) Further Assurances. Each of the parties shall
execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the date first written above.

                                   LOEWS CINEPLEX ENTERTAINMENT
                                   CORPORATION

                                   By:  /s/ John C. McBride, Jr.
                                        -------------------------------
                                        Name:  John C. McBride, Jr.
                                        Title: Senior Vice President and
                                               General Counsel


                                   1363880 ONTARIO INC.

                                   By:  /s/ Seth M. Mersky
                                        -------------------------------
                                        Name:  Seth M. Mersky
                                        Title: President


                                   OCM CINEMA HOLDINGS, LLC

                                   By: Oaktree Capital Management, LLC, its Manager

                                   By:      /s/ Kenneth Liang
                                            -------------------------------
                                            Name:  Kenneth Liang
                                            Title: Managing Director

                                   By:      /s/ Mariusz Mazurek
                                            -------------------------------
                                            Name:  Mariusz Mazurek
                                            Title: Senior Vice President

                                    Exhibit A

                         REGISTRATION AGREEMENT JOINDER

         Reference is made to the Registration Agreement (as amended, supplemented or otherwise modified from time to time, the "REGISTRATION AGREEMENT"), dated as of March 21, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation, OCM Cinema Holdings, LLC, a Delaware limited liability company, and 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Registration Agreement.

         This Registration Agreement Joinder is being executed and delivered by the undersigned under and as contemplated by Section 10(d) of the Registration Agreement. The undersigned hereby represents and warrants to the Company and to the other Persons that are party to the Registration Agreement as of the date hereof, that the undersigned has become the holder of Shares and/or Common Stock Equivalents in a transaction in which all applicable requirements of the Stockholders Agreement were duly complied with.

         The transferor to the undersigned of such Shares and/or Common Stock Equivalents has notified the Company in writing that the undersigned is to have registration rights hereunder and that the undersigned shall be entitled to join in and become a party to the Registration Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, by executing this Registration Agreement Joinder below hereby agrees to become a party to the Registration Agreement as of the date hereof, and to be bound by each of the terms, conditions, restrictions, provisions and obligations of the Registration Agreement. Upon execution and delivery of this Registration Agreement Joinder, the undersigned shall, on the terms and subject to the conditions of the Registration Agreement, be entitled to the benefit of the registration rights specified therein.

         IN WITNESS WHEREOF, the undersigned has executed this Registration Agreement Joinder as of the ____ day of ___________, 20__.

                                             [                                 ]


                                             By:________________________________
                                                Name:
                                                Title: